Exhibit 99.1

Poniard Pharmaceuticals Announces Phase 2 Trial of Picoplatin in Metastatic Colorectal Cancer Meets Primary Endpoint and Study Objectives

Statistical data support picoplatin as a potential neuropathy-sparing alternative to oxaliplatin

SOUTH SAN FRANCISCO, Calif., (Jan 24, 2010) – Poniard Pharmaceuticals, Inc. (Nasdaq: PARD) a biopharmaceutical company focused on innovative oncology therapies, today announced final data from a randomized, controlled Phase 2 trial of picoplatin in metastatic colorectal cancer (CRC) patients. The study met its primary objective, as picoplatin in combination with 5-fluorouracil and leucovorin (FOLPI regimen) was associated with a statistically significant reduction in neurotoxicity (p <0.004) compared to oxaliplatin given in combination with 5-fluorouracil and leucovorin (FOLFOX regimen). Results also suggested that FOLPI had similar efficacy to FOLFOX.

“We believe that these Phase 2 data confirm picoplatin’s potential as an alternative to oxaliplatin in the first-line treatment of metastatic CRC and will support the design of a Phase 3 study,” said Jerry McMahon, Ph.D., chairman and CEO of Poniard. “We plan to schedule an end of Phase 2 meeting with the U.S. Food and Drug Administration to discuss these data and a potential registration strategy for picoplatin in CRC. Our ultimate goal is to secure a strategic partnership to support further development of picoplatin in CRC and other solid tumor indications, including prostate and ovarian cancers.”

The picoplatin Phase 2 CRC data were presented at the American Society of Clinical Oncology’s 2010 Gastrointestinal Cancers Symposium in Orlando, Fla., during today’s General Poster Session.

Phase 2 CRC Trial Design and Results

The randomized, controlled Phase 2 trial evaluated picoplatin as a neuropathy-sparing alternative to oxaliplatin for the first-line treatment of metastatic CRC in 101 patients who had not received prior chemotherapy. The trial’s primary objective was to measure the relative incidence and severity of neuropathy in the FOLPI regimen compared to the FOLFOX regimen. In addition, the study measured comparative safety and efficacy (assessed by disease control, progression-free survival (PFS) and overall survival (OS)) data; however, the study was not powered to assess the statistical significance of these secondary endpoints. The final Phase 2 data indicated that:

•                  FOLPI is associated with a statistically significant reduction in neurotoxicity compared to FOLFOX (HR <0.30; p <0.004). Neuropathy, regardless of Grade, was 26 percent in FOLPI-treated patients and 62 percent in FOLFOX-treated patients. No Grade 3/4 neuropathy was observed with FOLPI.

•                  FOLPI had similar efficacy to FOLFOX as measured by:

•                  Disease Control of 75 percent and 76 percent for FOLPI and FOLFOX, respectively; (Relative risk 1.02 (95 percent Confidence Interval (CI) 0.79-1.32), p=0.9)

•                  PFS of 6.8 months and 7.0 months for FOLPI and FOLFOX, respectively: HR 0.95 (95 percent CI 0.63-1.45), p=0.82

•                  OS of 13.6 months and 15.6 months for FOLPI and FOLFOX, respectively: HR 1.17 (95 percent CI 0.72-1.91), p=0.53

•                  Six-month and one-year survival rates were 80 percent and 52 percent for FOLPI and 83 percent and 55 percent for FOLFOX, respectively.

•                  More patients who discontinued FOLFOX had associated neuropathy; neurotoxicity was not dose-limiting for FOLPI. More patients who discontinued FOLPI had associated hematological events than with FOLFOX.

•                  No hypersensitivity, cardiac or nephrotoxicity was observed with FOLPI or FOLFOX.

•                  FOLPI had more frequent and severe, but manageable, thrombocytopenia and neutropenia; complications were rare, with only 1 patient (2 percent) having febrile neutropenia and 2 patients (4 percent) having minor bleeding issues.

•                  Most other toxicities, including gastrointestinal toxicity, were similar for both regimens except for alopecia, which was more frequent with FOLPI.

About Picoplatin

Picoplatin is a new and differentiated platinum-based chemotherapeutic agent that is in clinical development for multiple cancer indications, treatment combinations and by two routes of administration. It is designed to overcome platinum resistance associated with chemotherapy in solid tumors. Study data to date suggest that picoplatin has an improved safety profile relative to existing platinum-based cancer therapies and can be safely administered in combination with multiple approved oncology products. Approximately 1,100 patients have received picoplatin. Results obtained to date suggest that hematologic events are common but manageable. Kidney toxicity (nephrotoxicity) and nerve toxicity (neurotoxicity) are less frequent and less severe than is commonly observed with other platinum chemotherapy drugs. Picoplatin has demonstrated anti-tumor activity in a variety of solid tumors.

In addition to the Phase 2 clinical trial of picoplatin in patients with metastatic CRC, Poniard has evaluated intravenous picoplatin in the treatment of small cell lung cancer in its Phase 3 SPEAR trial. This trial did not meet its primary endpoint of overall survival, and the Company plans to meet with the FDA to discuss a potential regulatory path forward for picoplatin in this indication. Poniard is also evaluating picoplatin in a Phase 2 clinical trial in patients with metastatic hormone-refractory prostate cancer. Final results of the Company’s Phase 1 cardiac safety trial and the Phase 1 trial of an oral formulation of picoplatin were presented in 2009.

About Poniard Pharmaceuticals

Poniard Pharmaceuticals, Inc. is a biopharmaceutical company focused on the development and commercialization of innovative oncology products to impact the lives of people with cancer. For additional information please visit http://www.poniard.com.

Forward-Looking Statement

This release contains forward-looking statements interpreting the results of the Company’s Phase 2 clinical trial of picoplatin in metastatic colorectal cancer and describing the Company’s regulatory and partnering strategies with respect to such product candidate. Actual results and events may differ materially from those indicated in these forward-looking statements based on a number of factors, including risks and uncertainties inherent in the Company’s business, including, but not limited to, the potential safety, efficacy and commercial viability of picoplatin; the risk that the Company’s additional analyses of data from clinical trials of picoplatin may produce negative or inconclusive results, or may be inconsistent with previously announced results or previously conducted trials, including the Phase 2 trial described in this press release; the results and timing of the Company’s discussions with the FDA; the Company’s anticipated operating losses, need for future capital and ability to obtain future funding; the Company’s ability to attract and retain key personnel and enter into strategic partnerships on favorable terms, or at all; competition from third parties; the Company’s ability to preserve and protect its intellectual property rights; the Company’s dependence on third-party manufacturers, suppliers and other contractors; changes in technology, government regulation and general market conditions; the receipt and timing of any FDA and other required regulatory approvals; and the risks and uncertainties described in the Company’s current and periodic reports filed with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, and its Quarterly Report on Form 10-Q for the period ended September 30, 2009. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update any forward-looking statement to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

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